UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2025

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39464	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(address of principal executive offices) (zip code)

(817) 850-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2025, the Board of Directors (the “Board”) of HighPeak Energy, Inc. (the “Company”) appointed Michael L. Hollis, the Company’s current President and Interim Chief Executive Officer and a member of the Board, as the Company’s Chief Executive Officer, on a permanent basis, effective immediately. Mr. Hollis will serve until his death, disability, resignation or removal. As Interim Chief Executive Officer, Mr. Hollis has served and will continue to serve as the principal executive officer of the Company.

Mr. Hollis, 50, has served as the Company’s Interim Chief Executive Officer since September 15, 2025 and as the Company’s President and as a member of the Board since August 2020. Prior to the HighPeak business combination, Mr. Hollis served as President of Pure Acquisition Corp. (“Pure”) (Nasdaq: PACQ), a publicly traded special purpose acquisition vehicle, from December 2019 until August 2020. Prior to joining Pure, Mr. Hollis served as President and Chief Operating Officer (“COO”) of Diamondback Energy, Inc. (“Diamondback”) (Nasdaq: FANG), a Permian focused oil and gas producer, from January 2017 through September 2019, prior to which he served as COO since 2015 and Vice President of Drilling since 2011. Since 2011, Mr. Hollis also served on the board of directors for Diamondback as well as on the board of directors of Viper Energy Partners LP (Nasdaq: VNOM), a limited partnership formed by Diamondback to own interests in oil and natural gas properties primarily in the Permian Basin. Prior to his positions at Diamondback, Mr. Hollis was a Drilling Manager at Chesapeake Energy Corporation (now known as Expand Energy Corp.) and also held roles of increasing responsibility in production, completions and drilling engineering at ConocoPhillips and Burlington Resources Inc. Mr. Hollis has over 25 years of oil and gas experience and graduated from Louisiana State University in 1998 with a Bachelor of Science in Chemical Engineering. Mr. Hollis does not have any family relationships with any of the Company’s executive officers or directors. Mr. Hollis is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

At the time of the filing of this Current Report on Form 8-K, the Company has not finalized any additional compensatory arrangement with Mr. Hollis in connection with his appointment as Chief Executive Officer. Upon the entry by the Company into any such material compensatory or other arrangements with Mr. Hollis, the material terms of such agreement or arrangement will be disclosed on a Form 8-K and filed by the Company with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

On November 5, 2025, the Company issued a press release announcing 2025 third quarter earnings, declaration of the Company’s quarterly dividend and Mr. Hollis’s appointment as Chief Executive Officer. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Daniel Silver

On November 4, 2025, the Board appointed Daniel Silver, the Company’s current Vice President Finance and a member of the Board, as Executive Vice President, effective immediately. Mr. Silver will serve until his death, disability, resignation or removal.

Mr. Silver, age 42, has served as the Vice President Finance of the Company since August 2020, and was also appointed to the Board of Directors in September 2025. In addition to his finance role, he serves as the head of the Human Resources and Information Technology departments.

Mr. Silver was appointed as the Chief Executive Officer of HighPeak Energy Partners, LP and HighPeak Energy Partners II, LP (collectively, the “HighPeak Energy Partnerships”), each a private equity company, and HighPeak Energy Management LLC, a registered investment advisor, in September 2025. Prior to that appointment, he served as the Managing Director and Chief Compliance Officer of the HighPeak Energy Partnerships and HighPeak Energy Management since January 2014. Prior to his involvement in the formation of HighPeak Energy Partnerships and HighPeak Energy Management, he worked at Bluestem Energy Partners, LP (“Bluestem”), a limited partnership formed to acquire and produce oil and gas producing properties, as the lead financial analyst.  Prior to Bluestem, he worked as a manager in the valuation and litigation department of Whitley Penn.

Mr. Silver currently serves on the board of directors of the Association of Finance and Insurance Professionals, a nonprofit which provides training and certifications for finance and insurance professionals in the automotive and motor sports industries. He holds a B.B.A. summa cum laude from Mays Business School at Texas A&M University. Mr. Silver does not have any family relationships with any of the Company’s executive officers or directors. Mr. Silver is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Ryan Hightower

On November 4, 2025, the Board appointed Ryan Hightower, the Company’s current Vice President Business Development, as Executive Vice President, effective immediately. Mr. Hightower will serve until his death, disability, resignation or removal.

Mr. Hightower has over 18 years of oil and gas industry experience, primarily in land acquisitions and business development. Mr. Hightower has served as the Vice President Business Development of the Company since August 2020. Mr. Hightower helped found the initial two private equity companies, HighPeak Energy Partners, LP and HighPeak Energy Partners II, LP and was also directly involved with Pure, the special purpose acquisition company that purchased the assets of the HighPeak Energy partnerships which led to the formation of the Company.

Prior to joining the Company, Mr. Hightower worked independently buying oil and gas leases, mineral and royalty interests, and non-operated working interests in several areas including the Haynesville Shale, Eagleford Shale, Delaware Basin, Midland Basin and the Eastern Shelf for his own account.

In 2007, Mr. Hightower co-founded and was a managing partner of TEMA Fund, LP, a mineral and royalty acquisition fund focused on acquiring oil and gas interests in the East Texas Embayment area. In such capacity he was responsible for mineral and royalty acquisition efforts, financial evaluations, title due diligence, landowner negotiations, investor relations, mineral management of the Fund’s assets, and the Fund’s accounting and banking practices. Prior to TEMA, Mr. Hightower served as a Portfolio Operations Analyst for Highland Capital Management, LP, a leading credit and alternative investments hedge fund. While at Highland Capital, his duties included interacting with Wall Street banks and brokers to obtain and decipher investment information, reviewing bank loan agreements, trade documentation and bond settlement agreements, interacting with Portfolio Managers, performing daily cash reconciliation for investment activity, and conducting general ledger maintenance. Mr. Hightower graduated summa cum laude from Texas Tech University with a B.A. in Finance in 2005 and was recognized as the highest-ranking graduate in his class from Rawls College of Business. Mr. Hightower does not have any family relationships with any of the Company’s executive officers or directors. Mr. Hightower is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Christopher Mundy

On November 4, 2025, the Board appointed Chris Mundy, the Company’s current Vice President Reserves and Evaluations, as Senior Vice President Reserves and Evaluations, effective immediately. Mr. Mundy will serve until his death, disability, resignation or removal.

Mr. Mundy, has served as the Vice President, Reserves and Evaluations of the Company since August 2020, overseeing all engineering functions related to reservoir management, reserves estimation, development planning, production optimization, and corporate modeling. Prior to the HighPeak business combination, Mr. Mundy served in the same role at Pure Acquisition Corp. (“Pure”) (Nasdaq: PACQ), a publicly traded special purpose acquisition vehicle, from September 2018 until August 2020.

Mr. Mundy has over 25 years of leadership in the oil and gas sector across the US and Canada and has a proven track record of building high-performing teams and delivering multimillion-dollar reserve growth.

Prior to joining the Company, he served as Vice President of Reserves and Planning at Petro Harvester (2013–2018), where he directed corporate strategy and reserves management as a key member of the executive team. Prior to Petro Harvester, he held various positions at Quicksilver Resources (2004-2006 in Canada, 2008–2013 in US), where he advanced to Chief Reservoir Engineer, leading Barnett Shale development, Horn River Basin strategy, completions engineering, and corporate forecasting.

Earlier roles included managing reservoir engineering and economic evaluations for a junior Canadian producer, developing Horseshoe Canyon CBM assets, and providing in-depth oil and gas research to investment firms. He began his career at EnCana Corporation in production, reservoir engineering, and evaluating oil and gas venture capital opportunities.

Mr. Mundy holds a Bachelor of Applied Science in Civil Engineering from the University of Waterloo.

Mr. Mundy does not have any family relationships with any of the Company’s executive officers or directors. Mr. Mundy is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: November 5, 2025
	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer